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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
DATALINK CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATALINK CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2004

        The Annual Meeting of Stockholders of Datalink Corporation will be held at the offices of the Company located at 8170 Upland Circle, Chanhassen, Minnesota, on Thursday, May 6, 2004, at 3:30 p.m. local time for the following purposes:

  1.
  To elect five directors, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

  2.
  To act upon any other business as may properly come before the Annual Meeting.

        Holders of the Company's common stock at the close of business on March 5, 2004 will be entitled to vote at the Annual Meeting.

                      By Order of the Board of Directors,

                      /s/  JEFFREY C. ROBBINS
                      Jeffrey C. Robbins,                       Secretary

Minneapolis, Minnesota
March 19, 2004

        To assure your representation at the meeting, please sign, date and return your proxy on the enclosed proxy card whether or not you expect to attend in person. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

PROXY STATEMENT
OF
DATALINK CORPORATION
8170 Upland Circle
Chanhassen, Minnesota 55317-8589

Time, Date and Place of Annual Meeting

        This Proxy Statement is furnished to the stockholders of Datalink Corporation in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders or any adjournments or postponements of that meeting. The Annual Meeting will be held at the offices of the Company located at 8170 Upland Circle, Chanhassen, Minnesota, on Thursday, May 6, 2004, at 3:30 p.m. local time. The mailing of this Proxy Statement to the Company's stockholders commenced on or about March 26, 2004.

Information Concerning the Proxy

        We have enclosed a proxy card for your use. The Board of Directors solicits you to MARK, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. Any proxy given to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. However, if no direction is given by a stockholder, the shares will be voted as recommended by the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should a stockholder giving the proxy so desire. Any stockholder giving a proxy may revoke it any time prior to its use, either in person at the Annual Meeting or by giving the Company's Secretary a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

        The Company will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies, and the cost of forwarding the material to the beneficial owners of the common stock. Directors, officers and regular employees of the Company may solicit proxies by telephone or personal conversation. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

        Under the Company's Amended and Restated Articles of Incorporation, an action of the stockholders requires the affirmative vote of the holders of a majority of the voting power of all voting shares represented at a duly held meeting of the shareholders, except where a larger proportion is required by Minnesota law. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that particular matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes do not have the same effect as a negative vote on the matter.

Record Date; Outstanding Shares

        The Board of Directors has fixed the close of business on March 5, 2004 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. At the close of business on that date, an aggregate of 10,258,049 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

PROPOSAL NUMBER ONE
Election of Directors

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted FOR the election of five nominees to serve as directors for one-year terms expiring at the next annual meeting of stockholders and until their successors are elected. The five nominees are Paul F. Lidsky, Margaret A. Loftus, Greg R. Meland, James E. Ousley and Robert M. Price. All of the nominees are now directors.

        The Board of Directors believes that all of the nominees are available and will serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees. In that event, the shares represented by the proxy cards returned to the Company will be voted for the substitute nominees, unless an instruction to the contrary is indicated on the proxy card.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Director Biographical Information

        The Board of Directors has determined that three out of five of the nominees, Messrs. Lidsky and Ousley and Ms. Loftus, satisfy the Nasdaq Stock Market's independence requirements.

        Paul F. Lidsky, age 50, was elected as a director in June 1998. Between 2003 and 2004, Mr. Lidsky was President and Chief Executive Officer of Computer Telephony Solutions, a telecommunications software company specializing in call centers. From 2002 to 2003, Mr. Lidsky was President and Chief Executive Officer of VigiLanz Corporation, a medical software company. From 1997 until 2002, Mr. Lidsky was the President and Chief Executive Officer of OneLink Communications, Inc., a software company that provides business intelligence solutions to the telecommunications carriers. Between 1985 and 1997, Mr. Lidsky was employed by Norstan, Inc., a comprehensive technology services company, most recently as Executive Vice President of Strategy and Business Development. Mr. Lidsky also serves on the Board of Directors for VigiLanz Corporation.

        Margaret A. Loftus, age 59, was elected as a director in June 1998. Ms. Loftus is an owner of Loftus Brown-Wescott, Inc., a business consulting firm, which she co-founded in 1989. Between 1976 and 1989, she was employed by Cray Research, Inc., most recently as Vice President of Software. Ms. Loftus also serves on the Board of Directors for Analysts International Corporation and several private technology companies.

        Greg R. Meland, age 50, joined us in 1991 as our Vice President of Sales and Engineering. He became President and Chief Executive Officer in 1993. Between 1979 and 1991, Mr. Meland served in various sales and marketing positions with the Imprimis disk drive subsidiary of Control Data Corporation (which was sold to Seagate in 1989), most recently as the North Central U.S. Director of Sales.

        James E. Ousley, age 58, was elected as a director in June 1998. Since 2001, Mr. Ousley has been president and chief executive officer of Vytek Wireless Inc., a mobile computing company. From 1999 to 2001, he served as President and Chairman of Syntegra (USA), a global e-Business solutions provider and a division of British Telecommunications plc. From September 1991 to August 1999, Mr. Ousley was President and Chief Executive Officer of Control Data Systems (CDS), which was acquired by British Telecommunications in August 1999. From 1968 to 1991, he held various sales and executive management positions with Control Data Corporation, a global computer systems, software/services and peripherals company. Mr. Ousley also serves on the Board of Directors for Vytek Wireless, Inc., ActiveCard, Inc., Bell Microproducts Inc., Norstan, Inc. and Savvis Communications.

        Robert M. Price, age 73, was elected as our Chairman of the Board and a director in June 1998. Mr. Price has been President of PSV, Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, he served in various executive positions, including as Chairman and Chief Executive Officer, with Control Data Corporation. Mr. Price also serves on the Board of Directors of Public Service Company of New Mexico, Affinity Technology Group, Inc. and National Center for Social Entrepreneurs. Since May 1991, Mr. Price has been a Senior Advisor and Professor at the Fuqua School of Business at Duke University. Mr. Price is Mr. Meland's father-in-law.

Board of Directors and Committees

        During 2003, the Board of Directors met eight times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which the director served. The Company encourages all incumbent directors and director nominees to attend each annual meeting of the Company's stockholders. All incumbent directors, other than Mr. Lidsky, attended the Company's last annual meeting of stockholders held on May 1, 2003.

        The Board of Directors has established two standing committees, consisting of an Audit Committee and a Compensation Committee. The following describes the current functions of each committee.

        Audit Committee.    The Audit Committee is composed of Messrs. Ousley (Chairman) and Lidsky and Ms. Loftus. The Board of Directors has determined that each of the Audit Committee members meet the current independence and experience requirements of the Nasdaq Stock Market and the applicable rules and regulations of the Securities and Exchange Commission. In their capacities serving other companies, none of the Audit Committee members has acted as an accounting or financial officer or independent public accountant or has actively supervised the direct activities of these functions. Accordingly, the Board of Directors has determined that none of the Audit Committee members satisfies the SEC requirements of an "audit committee financial expert." Nevertheless, the Board of Directors believes that, together, the Audit Committee members have substantial experience as general managers and as directors of other companies, both public and private, in the review and analysis of financial statements presenting issues generally similar to those of the Company. Accordingly, the Board of Directors has not sought to attract a new Audit Committee member whose specific experience would qualify the individual as an audit committee financial expert.

        The Audit Committee held five meetings during 2003. The Committee has primary responsibility for making recommendations to the Board of Directors with respect to the selection of the Company's independent auditing firm. The Audit Committee also (i) reviews the results of the annual audit with management and the Company's independent auditing firm and reports the results of the annual audit to the Board of Directors, recommending whether or not the audited financial statements should be included in the Company's annual report on Form 10-K, (ii) reviews with the Company's management and independent auditing firm the Company's interim financial results to be included in the Company's quarterly reports to be filed with the SEC, (iii) reviews with financial management and the Company's independent auditing firm significant financial reporting issues and practices, and any changes in accounting principles and disclosure practices, (iv) reviews the proposed scope of the annual audit and approves the fees to be paid in connection with the annual audit and related matters, (v) reviews the adequacy and effectiveness of the accounting and internal and financial controls of the Company with the independent auditors and the Company's financial and accounting staff, (vi) inquires of management and the Company's independent auditing firm about significant risks or exposures and assesses the steps management has taken to minimize such risks to the Company, (vii) reviews and approves transactions between the Company and its directors, officers and affiliates, (viii) establishes, reviews and revises procedures for the treatment of complaints regarding accounting issues, accounting controls and audit-related matters, (ix) reviews annually the adequacy of the Audit Committee Charter and the functions and independence of the Audit Committee, (x) reviews, approves and monitors the Company's Code of Ethics and policy statements to determine the adequacy of such rules in connection with applicable laws, (xi) reviews the attestations by senior officers pursuant to the Sarbanes-Oxley Act of 2002 on full financial disclosure, internal controls and fraud, and discusses, as appropriate, with management the basis for such conclusions and (xii) reviews reports, if any, received from regulators and other legal and regulatory matters that may have a material effect on the Company's financial statements and related Company compliance procedures. The Company's Audit Committee Charter, a copy of which is filed with the SEC, governs the Audit Committee.

        Compensation Committee.    The Compensation Committee consists of Messrs. Ousley (Chairman) and Lidsky and Ms. Loftus, all of whom the Board of Directors has determined meet the independence requirements of the Nasdaq Stock Market. The Compensation Committee, which held five meetings during 2003, reviews and sets the compensation of the Company's Chief Executive Officer and reviews and makes recommendations to the Board of Directors with respect to the compensation of other corporate officers and key employees. The Compensation Committee has primary responsibility for the administration of the Company's 1999 Incentive Compensation Plan, including the granting of options thereunder.

        Board Nominations.    The Company has no standing Nominating Committee or specific policies or procedures for nomination of board candidates. Since becoming a public company in 1998, the Company's Board members have informally agreed each year to stand for re-election. If the Board determines to seek additional candidates in the future, it may create a nominating committee. The Board expects that it, or any nominating committee, would identify and qualify new candidates for directors based primarily on the following criteria:

  •
  judgment, character, expertise, skills and knowledge useful to the oversight of the Company's business,

  •
  diversity of viewpoints, backgrounds, experiences and other demographics,

  •
  business or other relevant experience and

  •
  the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other directors will build a Board of Directors that is effective, collegial and responsive to the needs of the Company.

        If the Board considers additional director candidates in the future, the Board intends to consider the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met in order for a candidate to be recommended as a nominee. However, the Board does believe that all its members should have (i) the highest character and integrity, (ii) sound business judgment and an inquiring mind as well as expertise that adds to the composition of the Board of Directors, (iii) professional experience, education and interest in, and capacity for understanding the complexities of, the operation of the Company, (iv) a reputation for working constructively with others, (v) sufficient time to devote to Board of Directors' matters and (vi) no conflict of interest that would interfere with performance as a director.

        The Board plans to consider any future candidates for the Board of Directors from any reasonable source, including stockholder recommendations. The Board may, but has no current plans to, hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used in connection with this year's election and, accordingly, no fees have been paid to consultants or search firms in the past year.

        Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Company at its principal executive offices located at 8170 Upland Circle, Chanhassen, Minnesota 55317. To be considered by the Board, nominations must be in writing and addressed to the Secretary of the Company and must be received by the Company on or before the deadline for the receipt of stockholder proposals. See "Information Concerning Stockholder Proposals." Candidates, or the nominating person, must also submit a brief biographical sketch of the candidate, a document indicating the candidate's willingness to serve if elected and evidence of the nominating person's ownership of Company stock. The Board intends to evaluate each candidate, including incumbents, based on the same criteria.

        Executive Sessions.    Executive sessions of non-employee directors were held four times in 2003. The sessions are scheduled and chaired by Robert M. Price, the Chairman of the Board of Directors.

        Code of Business Conduct and Ethics.    The Company has adopted the Datalink Corporation Code of Conduct and Ethics Policy, a code of ethics that applies to all of the Company's directors, officers and employees, including the Company's Chief Executive Officer, Chief Financial Officer, Corporate Controller and other finance organization employees. The Code of Conduct and Ethics Policy is publicly available as an exhibit to our Annual Report on Form 10-K. We plan to disclose any substantive amendments to the Code of Conduct and Ethics Policy or grant of any waiver from a provision of it to the Chief Executive Officer, the Chief Financial Officer or the Corporate Controller in a report on Form 8-K.

        Stockholder Communications with the Board of Directors.    The Company does not have a formal policy by which stockholders may communicate directly with directors, but any stockholder who wishes to send communications to the Board of Directors should deliver such communications to the attention of the Chairman of the Board of Directors at the principal executive offices of the Company located at 8170 Upland Circle, Chanhassen, Minnesota 55317. The Chairman is responsible for relaying to the full Board of Directors all stockholder communications he receives that are addressed to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is now, or was during 2003, one of the Company's officers or employees. During 2003, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Company's Board of Directors or compensation committee.

Executive Compensation

Director Compensation

        Under the Company's 2000 Director Stock Option Plan, as amended, the Company grants common stock options (currently 6,000) annually to non-employee members of the Board of Directors at an exercise price of $1.67 per share less than the common stock's fair market value on the option grant date. If greater, the exercise price is one-half of such fair market value. These options vest ratably over the director's year of service on the Board and expire ten years after the date of grant. Annually in advance of each calendar year, directors may elect to receive a cash payment (currently $10,000) in lieu of these stock options grants.

        Non-employee directors also receive a grant of common stock options (currently, 500) for each board meeting attended. In addition, the Audit and Compensation Committee members receive a grant of common stock options (currently, 250) for each committee meeting attended. The directors can exercise these options starting immediately after the date they are granted, which is the last day of the calendar quarter during which the meetings take place. These options expire ten years after the date of grant. Under the plan, the Company grants the options for board or committee meeting attendance at an exercise price equal to $2.00 per share less than the common stock's fair market value on the option grant date. If greater, the exercise price is one-half of such fair market value. Annually in advance of each calendar year, directors and committee members may elect to receive cash payments (currently, $1,000 and $500, respectively) for board and committee meeting attendance.

        The following chart indicates the options granted during 2003 to directors under the 2000 Director Stock Option Plan:

Name of Directors	Date of Grant	No. of Options	Exercise Price
Lidsky, Loftus, Ousley and Price	2/03 5/03 5/03 7/03 8/03 9/03 10/03 10/03 12/03	500 500 6,000 500 500 500 500 500 500	$ $ $ $ $ $ $ $ $	1.80 2.68 2.33 2.78 2.78 2.78 1.95 1.95 1.95
Additional committee grants to Lidsky, Loftus and Ousley	1/03 2/03 2/03 4/03 6/03 7/03 10/03 10/03 10/03 11/03	250 250 250 250 250 250 250 250 250 250	$ $ $ $ $ $ $ $ $ $	1.80 1.80 1.80 2.68 2.68 2.45 1.95 1.95 1.95 1.95

        The Company also reimburses all directors for expenses incurred in connection with attendance at Board and committee meetings.

Indemnification Agreements

        The Company has agreed to indemnify each director to the fullest extent permitted under Minnesota law against liability for damages and expenses, including attorneys' fees, arising out of legal actions that occur because the person is or was the Company's director, officer or employee. The indemnification agreement permits the director to demand advances against, or the creation of a trust for, expenses to be incurred in defending any covered claim. Insofar as the indemnification agreement may cover liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Executive Officer Compensation

        Summary Compensation Table.    The following table contains information regarding the annual compensation paid during each of 2003, 2002 and 2001 to the Chief Executive Officer and the other executive officers serving at the end of 2003 whose 2003 compensation exceeded $100,000. The Compensation Table does not reflect benefits available to the Company's salaried employees as a group.

ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION							ALL OTHER COMPENSATION(1)
	YEAR	SALARY	COMMISSION		BONUS
Greg R. Meland, Chief Executive Officer	2003 2002 2001	$245,154 244,856 242,089	$	— — —	$	— — —	$12,000 11,500 11,250
Charles B. Westling, President and Chief Operating Officer(2)	2003 2002 2001	$181,043 157,413 —	$	— — —		$15,750 — —	$10,200 5,750 —
Daniel J. Kinsella, Vice President—Finance and Chief Financial Officer	2003 2002 2001	$166,953 163,240 161,393	$	— — —		$10,406 — —	$10,891 10,142 9,984
Mary E. West, Vice President—Human Resources(3)	2003 2002 2001	$125,742 120,164 50,000	$	— — —		$7,313 — —	$9,600 9,300 3,500

(1)
Represents matching and profit sharing contributions to each executive officer's account under the Company's 401(k) plan and car allowance for each executive officer. In 2003, the car allowance was $6,000.

(2)
For 2002, represents compensation beginning January 24, 2002. In October 2003, Mr. Westling was promoted to President and Chief Operating Officer. Prior to October 2003, Mr. Meland held the title President and Chief Executive Officer.

(3)
For 2001, represents compensation beginning July 23, 2001.

Option Grants in 2003

		Individual Grants			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	5% ($)	10% ($)
Charles B. Westling	30,000	6.6%	$3.32/share	2/13/13	$162,238	$258,337
Daniel J. Kinsella	30,000	6.6%	$3.32/share	2/13/13	$162,238	$258,337
Mary E. West	30,000	6.6%	$3.32/share	2/13/13	$162,238	$258,337

Aggregated Option Exercises and Fiscal Year-End Option Values

		Number of Unexercised Options at December 31, 2003			Value of Unexercised In-The-Money Options at December 31, 2003
Name	Shares Acquired On Exercise
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Greg R. Meland	—	—	45,000	15,000	$25,950	$25,950
Charles B. Westling	—	—	57,500	72,500	$24,900	$74,700
Daniel J. Kinsella	—	—	126,620	30,000	$37,875	$87,675
Mary E. West	—	—	22,500	37,500	$31,388	$81,188

Employment Arrangements

        The Company does not have employment, non-competition or non-disclosure agreements with any of its executive officers or employees.

Board Compensation Committee Report on Executive Compensation

        Note: The material in this compensation committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is comprised of three non-employee directors who are not eligible to participate in any of the executive compensation programs. The Board of Directors has determined that all three committee members are independent under the rules of the Nasdaq Stock Market.

  Philosophy

        The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate performance. The plans are designed to provide an incentive to management to grow revenues, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to ensure they meet the current strategies and needs of the business.

  Compensation Plans

        The Company's executive compensation is generally based on three components, each of which is intended to support the overall compensation philosophy.

  Base Salary

        The Company targets base salaries at the median level for similar data storage companies. The Committee reviews and approves base salaries for executive officers on an annual basis. The Committee may approve changes based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

        The Committee set the Chief Executive Officer's salary in 2003 at $245,154, up slightly from the 2002 level of $244,856. This reflects a slight increase in his long term disability benefit. The increase over the 2001 level of $242,089 reflects the full year impact of a 2001 salary increase. Mr. Meland did not receive a salary increase in 2003 and will not receive a salary increase in 2004. This reflects the Committee's belief that a greater percentage of Mr. Meland's total compensation should be variable based on the Company's financial performance. The Committee believes Mr. Meland's salary to be at a competitive level for similar companies.

  Annual Incentives

        The Company's short-term incentives are paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. The Company achieved a portion of its financial objectives in the second half of 2003. The executive officers, excluding the Chief Executive Officer, received a modest bonus for attaining these objectives. The bonus payment was an aggregate amount of $33,469.

  Equity Incentives

        Long-term equity incentives are provided through grants of stock options and other equity devices to executive officers and other key employees pursuant to the Company's 1999 Incentive Compensation Plan. The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options for employees are granted at fair market value and have value only if the Company's stock price increases. The Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company.

        The Committee establishes the number and terms of options granted under the Plan. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. Outstanding performance by an individual executive officer is recognized through larger option grants.

        Out of 452,600 options granted to employees in 2003, executive officers of the Company received grants for 90,000, or approximately 19.9% of the total. The Company granted no stock options to the Chief Executive Officer in 2003.

        The Committee believes that the programs described above provide compensation that is competitive with comparable companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

                      COMPENSATION COMMITTEE

                      Paul F. Lidsky
                      Margaret A. Loftus
                      James E. Ousley

Stock Performance

        The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative stockholder returns on an indexed basis with the Nasdaq Composite Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors previously approved the use of the Russell 2000 Index as its industry standard index. The table below compares the cumulative total return assuming $100 was invested as of August 6, 1999, the date of the Company's initial public offering, in the common stock of the Company, the Russell 2000 Index and the Nasdaq Composite Index. The graph assumes the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point.

        Note: The material in this graph is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Outstanding Voting Securities and Voting Rights

        Only stockholders of record at the close of business on March 5, 2004 will be entitled to vote at the Annual Meeting and any adjournments of that meeting. At the close of business on the record date, the Company had outstanding 10,258,049 shares of $.001 par value common stock. Each share of common stock is entitled to one vote, and there is no cumulative voting. The presence, in person or by proxy, of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

        The following table sets forth information regarding beneficial ownership of the Company's common stock, as of March 5, 2004, by each person the Company knows who beneficially owns 5% or more of the common stock, each of the Company's named executive officers and directors and all the Company's executive officers and directors as a group.

        Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown. The address for each individual listed in the table is: c/o Datalink Corporation, 8170 Upland Circle, Chanhassen, Minnesota 55317-8589.

Name of Beneficial Owner	Number(1)	Percent
Greg R. Meland(2)	3,500,690	34.0%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, Wisconsin 53202(3)	1,025,300	10.0%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109(3)	748,500	7.3%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401(3)	641,400	6.3%
Daniel J. Kinsella(4)	152,453	1.5%
Charles B. Westling(5)	57,500	*
Mary E. West(6)	22,950	*
Paul F. Lidsky(7)	40,250	*
Margaret A. Loftus(7)	40,000	*
James E. Ousley(7)	39,250	*
Robert M. Price(7)	33,500	*
All executive officers and directors as a group (8 persons)(2)(4)(5)(6)(7)	3,886,593	36.5%

*
less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 5, 2004 are considered outstanding for the purpose of calculating the percentage of common stock owned by a person and owned by a group, but not for the purpose of calculating the percentage of common stock owned by any other person.

(2)
Includes 45,000 shares that Mr. Meland may acquire upon exercise of stock options within 60 days of March 5, 2004.

(3)
Represents number of shares reported on Schedule 13G.

(4)
Includes 126,620 shares that Mr. Kinsella may acquire upon exercise of stock options within 60 days of March 5, 2004.

(5)
Includes 57,500 shares that Mr. Westling may acquire upon exercise of stock options within 60 days of March 5, 2004.

(6)
Includes 22,500 shares that Ms. West may acquire upon exercise of stock options within 60 days of March 5, 2004.

(7)
Includes 40,250 shares that Mr. Lidsky, 40,000 shares that Ms. Loftus, 39, 250 shares that Mr. Ousley and 33,500 shares that Mr. Price may acquire upon exercise of stock options within 60 days of March 5, 2004.

AUDITING MATTERS

Audit Committee Report

        Note: The material in this audit committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Company. In this context, the Audit Committee has met with management (including the Chief Executive Officer and Chief Financial Officer) and KPMG LLP, the Company's independent public accountants ("Independent Auditors").

        The Audit Committee held meetings with the Company's Independent Auditors, both in the presence of management and privately. The Audit Committee discussed the overall scope and plans for the Independent Auditors' audit, the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reports.

        The Audit Committee has reviewed and discussed the audited financial statements with management and the Independent Auditors. The Audit Committee also discussed with the Independent Auditors the matters required by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        With respect to independence, the Audit Committee has received the written disclosures from the Independent Auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the Independent Auditors their independence. The Audit Committee has also determined that all of its members are independent within the meaning of NASD Rule 4200(a)(15).

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 of the Company's financial statements as audited by the Independent Auditors for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      Paul F. Lidsky
                      Margaret A. Loftus
                      James E. Ousley

Audit Fees

        The aggregate fees billed for professional services by KPMG LLP in 2003 and by KPMG LLP and other auditors in 2002 for their various services were:

Type of Fees	2003	2002
Audit Fees(1)	$121,000	$123,237	(2)
Tax Fees(3)	$41,500	$57,500

(1)
Annual audit fees are the fees billed for professional services rendered for the audit of the Company's annual financial statements and reviews of quarterly financial statements. This category also includes fees for consents, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews and accounting consultations and research work necessary to comply with generally accepted auditing standards.

(2)
Fees for 2002 include $8,000 in fees from Arthur Andersen LLP billed to the Company for professional services rendered for the first quarter 2002 review of the Company's financial statements included in the Company's Form 10-Q filing. Fees for 2002 also include $4,807 in fees from PricewaterhouseCoopers LLP billed to the Company for professional services rendered for the opinion provided for the Company's 2002 Form 10-K filing.

(3)
Tax fees are the fees billed for professional services rendered for tax compliance, tax advice and tax planning, except those provided in connection with the audit or quarterly reviews. For 2003 and 2002, tax compliance was $41,500 and $40,000, respectively, primarily representing the review and assistance with tax returns and claims for refund in the United States and various states in which we do business. For 2003 and 2002, tax planning and advice was $0 and $12,500, respectively, primarily representing assistance with tax examinations, tax research and planning in the United States and various states in which we do business.

        The Audit Committee pre-approves all audit, audit-related, tax services and other services performed for the Company by its independent auditors. The chairperson of the Audit Committee may represent the entire committee for the purposes of pre-approving permissible non-audit services, provided that the decision to pre-approve any service is disclosed to the Audit Committee no later than its next scheduled meeting.

Additional Matters Regarding the Independent Auditors

        In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee expects to select and engage the Independent Auditors to audit the 2004 financial statements of the Company. However, the Audit Committee has not yet commenced this process. Accordingly, the Company does not seek stockholder ratification of the selection of independent auditors for 2004. A representative of KPMG LLP will attend the Annual Meeting. This representative will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative desires.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock. The Securities and Exchange Commission requires the Company to identify any of those persons who fail to file such reports on a timely basis. To the Company's knowledge, all such filings were made on a timely basis in 2003.

Changes in Certifying Accountants

        On June 21, 2002, we terminated the appointment of Arthur Andersen LLP as our principal accountants and engaged KPMG LLP as our new principal accountants. Our Audit Committee approved the decision to change accountants. During 2001 and through the subsequent interim period through June 21, 2002, we had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The audit report of Arthur Andersen LLP on our financial statements as of and for the year ended December 31,

2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During 2000 and 2001 and through the subsequent interim period through June 21, 2002, we did not consult with KPMG LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Information Concerning Stockholder Proposals

        A stockholder intending to present a proposal to be included in the Company's proxy materials for the next Annual Meeting of Stockholders must deliver the proposal in writing to the Company's principal executive offices at 8170 Upland Circle, Chanhassen, Minnesota 55317-8589 no later than December 1, 2004.

Other Matters

Other Business

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report to Stockholders and Annual Report on Form 10-K

        A copy of the 2003 Annual Report to Stockholders accompanies this Proxy Statement. The Company's annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, is available at no charge to stockholders upon written request to the Company at its business address. Copies may also be obtained without charge through the Securities and Exchange Commission's web site at http://www.sec.gov/edgarhp.htm.

DATALINK CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 6, 2004
3:30 p.m.

8170 Upland Circle
Chanhassen, Minnesota 55317-8589

DATALINK CORPORATION 8170 Upland Circle Chanhassen, Minnesota 55317-8589	proxy

This proxy is solicited by the Board of Directors.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the Proxy will be voted "FOR" Proposal 1.

By signing the proxy, you revoke all prior proxies and appoint Daniel J. Kinsella and Greg R. Meland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Datalink Corporation, c/o Shareowner Services,SM    P.O. Box 64873, St. Paul, MN 55164-0873.

V    Please detach here    V

The Board of Directors Recommends a Vote FOR Item 1.

1.	To elect five directors:	01 PAUL F. LIDSKY 02 MARGARET A. LOFTUS 03 GREG R. MELAND	04 JAMES E. OUSLEY 05 ROBERT M. PRICE	☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD authority to vote for all nominees listed
(Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided to the right.)
2.	The undersigned authorizes the Proxies to vote in their discretion upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature of Stockholder(s)
NOTE: Please sign your name exactly as it is shown at the left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. EACH joint owner is requested to sign.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

QuickLinks

Time, Date and Place of Annual Meeting
Information Concerning the Proxy
Record Date; Outstanding Shares
PROPOSAL NUMBER ONE Election of Directors
Executive Compensation
Stock Performance
Outstanding Voting Securities and Voting Rights
AUDITING MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Changes in Certifying Accountants
Information Concerning Stockholder Proposals
Other Matters